EXHIBIT 10.3

3. Lessee’s covenants

THE Lessee HERBY COVENANTS with the Lessor and in the case of Sub-clause 34) hereof also with the South Eastern Electricity Board and their successors in title as follows:-

1) To pay rent

To pay to the Lessor the said rents and further and additional rents hereby reserved and made payable at the times and in the manner aforesaid without any deduction and (if so required in writing by the Lessor) by Banker’s standing order or direct debt and VAT thereon if the Lessor shall opt or elect to charge the same

2) To pay outgoings

a)	To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether of the nature of capital or revenue and even though of a wholly novel character) which are now or may at any time hereafter be assessed charged or imposed upon or payable in respect of the Demised Premises or assessed charged or imposed upon or payable by the owner lessor landlord lessee tenant or occupier in respect thereof but except any tax or other fiscal impost assessed charged or imposed in respect of any dealing or deemed dealing by the Lessor or any other person with an interest in reversion to this lease) and to keep the Demised Premises in ratable occupation during an upto the date of the expiration or sooner determination of the term hereby granted

b)	To pay for all gas and electricity consumed in the Demised Premises and all charges for meters and telephones (including rent of instrument and cost of calls) and to observe and perform all regulations and requirements of the gas and electricity and British Telecom and to keep the Lessor effectually indemnified against any non-payment breach or non-observance thereof respectively

c)	In the event of the Demised Premises not being separately assessed for the purpose of payment of rates or water rates to pay to the Lessor from time to time throughout the said term and on demand a sum or sums of money equal to a fair proportion (to be conclusively determined by the Lessor) of all such sum or sums as shall be payable by the lessor in respect of rates and or water rates (or any similar charge) assessed on the Building or in respect of the amount of water supplied thereto

3) To pay value added tax

To pay all Value Added Tax at the rate for the time being in force payable upon any sums due from the Lessee pursuant to the terms hereof or as the case may be to repay to the Lessor all such Value Added Tax borne by the Lessor in respect of such sums

4) To pay legal costs

To pay the Lessor’s Solicitors’ proper costs and disbursements of and incidental to the preparation and completion of this Lease and the Counterpart thereof and also stamp duty on the Counterpart

5) To pay costs

To pay all costs charges and expenses (including solicitors’ counsel’s and surveyors’ and other professional costs and fess) reasonably incurred by the Lessor

a)	in or in contemplation of any proceedings relating to the Demised Premises under Sections 146 or 147 of the Law of Property Act 1925 or the preparation and service of any notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Lessor or a notice served under the said Section 146 is complied with by the Lessee or the Lessee has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court)

b)	in the preparation and service of a schedule of dilapidations at any time during or after the term hereby granted

c)	in connection with the recovery of arrears of rents or further or additional rents due from the Lessee hereunder

d) in connection with the levy or attempted levy of any distress

e)	in respect of any application for consent required by this Lease whether or not such consent be granted

f)	in abating a nuisance and in executing all such works as may be necessary for abating a nuisance in obedience to a notice served by any authority

6) To repair

a)	At all times to keep the Demised Premises and the appurtenances thereof and the painting papering and decoration thereof in good and substantial repair and condition throughout the said term damage by any risk against which the Lessor shall have insured or covenanted to insure excepted save where and to the extent that the insurance monies shall be irrecoverable in whole or in part by reason of or in consequence of any act default or omission of the Lessee its lessees and licensees and their respective servants and agents and to replace from time to time all Lessor’s fixtures fittings and appurtenances in the Demised Premises which may be or become beyond repair at any time during or at the expiration or sooner determination of the said term and without prejudice to the generality of the foregoing covenant to clean all windows (both inside and outside) and other glass in the Demised Premises at least once in every month

b)	When reasonably required by the Lessor and in any event not more frequently than once every five years during the term hereby granted to produce to the Lessor a certificate issued by an electrical contractor (who shall first be approved in writing by the Lessor such approval not to be unreasonably withheld) that the electrical circuits within the Demised Premises comply in all respects with the then current regulations of the Institute of Electrical Engineers or other amended standards (approved by the Lessor) or recommended current codes of practice (approved by the Lessor)

c)	To pay a fair proportion (such proportion to be determined by the Lessor) and such determination to be final and binding on the Lessee) of the expense payable in respect of repairing rebuilding renewing lighting cleansing and maintaining all walls fences conduits ways pavements parking areas and all other things the use of which is common to the Demised Premises and to an adjoining or neighbouring premises

d)	To pay Fifteen per cent. of such costs and expenses which the Lessor may incur in connection with the maintenance repair and lighting of the road shown edged brown on the plan No 3 attached hereto

e)	To pay Ten per cent. of such costs and expenses which the Lessor may incur or be required to contriute towards the cost of the maintenance and repair of the road shown edged yellow on the plan No. 4 attached hereto

7) To redecorate

To paint all the inside wood iron and other surfaces of the Demised Premises previously or usually painted or which ought to be painted with two coats at least of good quality paint in a proper and workmanlike manner to the reasonable satisfaction of the Lessor in the fifth year of the term and thereafter in every fifth year of the said term and also in the last year thereof (however determined) and at the same time with every such painting to whitewash colourwash distemper grain varnish paper and otherwise decorate in a proper and workmanlike manner all such internal parts of the Demised Premises as have been or ought properly to be so treated the tints colours and patterns of all such works of internal decoration in the last year of the said term to be such as shall reasonably be approved by the Lessor

8) No to allow effluent into drains

Not to permit or suffer any oil grease or other noxious corrosive deleterious effluent or substance to be poured down or to enter any sewer drain or watercourse

9) To permit entry by the Lessor to inspect

To permit the Lessor and its agents and servants with or without workmen at all reasonable times (after giving seven days prior written notice except in the case of emergency) to enter (or in emergency or after the giving seven days prior written notice during the Lessee’s absence to break and enter the Lessor at its own expense making good any damage thereby caused) and examine in detail the state and condition of the Demised Premises and to take a schedule of the fixtures and fittings therein

10) To make good defects

To remedy repair and make good all breaches and defects of which notice in writing shall be given by the lessor to the Lessee and which the Lessee shall be liable to remedy repair and make good under the covenants herein contained within two claendar months after the giving of such notice sooner if requisite And in case the Lessee shall make default in so doing it shall be lawful (but no obligatory) for the Lessor to enter upon the Demised Premises and to repair cleanse maintain and amend the same accordingly and all expenses incurred thereby shall on demand be paid by the Lessee to the Lessor and if not so paid shall be recoverable by the Lessor as rent in arrear

11) To permit entry by the Lessor for works

To permit the Lessor and its agents and servants and others authorised by them with all necessary workmen and appliances at any time or times but (except in an emergency) after giving Forty-eight hours prior notice in writing to enter (or in an emergency or after the giving of Forty-eight hours prior written notice during the Lessee’s absence to break and enter) the Demised Premises for executing repairs or alterations to or upon any adjoining or neighbouring premises (including other portions of the Building or for constructing installing making repairing maintaining renewing connecting or cleansing any conduits belonging to or leading to or from the same or to carry out any repairs or other work which the Lessor must or may carry out in the provisions of this Lease or for any other lawful object the Lessor at its own expense making good to the Lessee all damage to the Demised Premises

12) Not to make alterations

a)	Save as permitted by paragraph (b) of this sub-clause not to make or suffer or permit to be made any alteration extension or addition to the demised premises or any part thereof and not to alter or permit or suffer to be altered any conduit (including any belonging to the relevant supply authorities) nor cut maim or injure or permit or suffer to be cut maimed or injured any of the walls thereof or floors or other structural members thereof (including structural columns and floor slabs) nor attach anything to the structural ceiling slab nor make suffer or permit any additional ventilation into the walls of the Demised premises

b)	Not without the prior written consent of the Lessor which consent shall be unreasonably withheld to make any internal non-structural alteration (which expression shall include any works of fitting out) to the Demised Premises and with every such application forr consent hereunder to submit plans elevations sections and specifications in triplicate together with copies of all appropriate consents under the Building Regulations and other statutory or local regulations or requirements for the written approval of the lessor and to carry out such works in full conformity with any consent or licence given or issued by the Lessor and at the expiration or sooner determination of the term hereby granted (unless released from this obligation by the Lessor in writing) to reinstate the Demised Premises to the same plan and design in which they were before the making of such alteration PROVIDED that no such consent shall be required in connection with internal demountable partitioning

c)	Not to carry out or permit or suffer to be carried out upon the Demised Premises any development as defined by the Town and Country planning Acts

13) To comply with notices

At the Lessee’s own expense to comply with every notice order requisition direction or other thing given made or issued by a competent authority affecting the Demised Premises whether the same is addressed to or served upon the owner lessor lessee or occupier or any other person whatsoever

14) To deliver copies of notices

To deliver to the Lessor a copy of every notice order requisition direction or other thing given made or issued by a competent authority affecting the Demised Premises as soon as practicable after the Lessee becomes aware thereof and at the Lessor’s expense to join with the Lessor in making such representations and/or in taking such proceeding in connection with any such matter as the Lessor may reasonably decide

15) To comply with statutory requirements

At all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every notice order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act (and in particular but without prejudice to the generality of the foregoing the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 and the Health and Safety at Work etc. Act 1974)) so far as they relate to and affect the Demised Premises or any additions or improvements thereto or the user thereof for the purposes of any manufacture process trade or business or the employment or residence therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of the enactment are or may be directed or required to be executed provided and maintained at any time during the said term upon or in respect of the Demised Premises or any additions or improvements thereto or in respect of any such user thereof or employment or residence therein of any person or persons or fixtures machinery plant or chattels as aforesaid whether by the landlord or tenant thereof and to indemnify the Lessor at all times against all cost charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the said term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Lessor may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

16) To comply with the Planning Acts

a)	at all times during the term to comply in all respects with the provisions and requirements of the Town and Country Planning Acts and all licenses consents and permissions (including the conditions thereof) already or hereafter to be granted or imposed thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the user thereof for any purpose

b)	During the term so often as occasion shall require at the expense in all respects of the Lessee to obtain from the Local Authority the Local Planning Authority and/or the Secretary of State for the Environment (or other appropriate Minister) all such licences consents and permissions as may be required for the carrying out by the Lessee of any operations on the Demised Premises or the institution or continuance by the Lessee thereon of any use thereof which may constitute development within the meaning of the Town and Country Planning Acts but so that the Lessee shall not make any application for planning permission without first having served a copy of such application and its accompanying drawings on the Lessor and so that the Lessee shall indemnify the Lessor against all charges payable in respect of any such application and shall also pay to the Lessor a reasonable sum in respect of all professional fees and expenses properly incurred by the Lessor in connection therewith and the Lessee shall forthwith after the grant or refusal of such application give to the Lessor full particulars in writing thereof and (free of cost to the Lessor) supply a copy thereof for the retention for the Lessor

c)	To pay and satisfy any charge that may hereafter be imposed under the Town and County Planning Acts in respect of the carrying out or maintenance by the Lessee of any such operation or the institution or continuance by the Lessee of any such use a aforesaid

d)	notwithstanding any consent which may be granted by the Lessor under the foregoing provisions of this Lease not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the consent of the lessor is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Lessor and acknowledged by it as satisfactory to it (such acknowledgement not to be unreasonably withheld or delayed) but so that the Lessor may refuse so to express satisfaction with any such planning permission on the grounds that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Lessor would be or be likely to be prejudicial to the Lessor’s interest in the Demised Premises whether during the said term or following the expiration or determination thereof

e)	Unless the Lessor shall otherwise in writing direct to carry out before the expiration or sooner determination of the term all works stipulated to be carried out to the Demised Premises as a condition of any planning permission which may have been granted and implemented during the said term whether or not the date by which the planning permission requires such works to be carried out falls within the term

f)	If the Lessee shall receive any compensation with respect to the interest of the Lessee hereunder because of any restriction placed upon the user of the Demised Premises under or by virtue of the Town and Country Planning Acts then if and when the Lessee’s interest hereunder shall be determined by surrender or under the power of re-entry herein contained forthwith to make such provision as is just and equitable for the Lessor to receive its due benefit form such compensation and in the event of there being some disagreement as to the amount of such provision for the Lessor the same shall be referred to arbitration as hereinafter provided

g)	If and when called upon so to do to produce to the lessor all such plans documents and other evidence as the Lessor reasonably requires to satisfy itself that the provisions of this covenant have been complied with in all respects

h)	In any case where the permission for ny development granted by the Local Planning or other Authority has been granted subject to conditions the Lessor shall be entitled as a condition of giving consent to the carrying out of the works or making the change of use to require the Lessee to provide reasonable security for the compliance with the conditions imposed as aforesaid and the operation shall not be commenced or the change of use put into effect until such security shall have been provided to the reasonable satisfaction of the Lessor

17) To use as offices

a)	Not to use or permit or suffer the Demised Premises or any part thereof to be used for residential purposes or for any purpose other than as offices

b)	No to solicit or tout for customers or transact business outside the Demised Premises or on the pavement of the roads upon which the Demised Premises abut or permit or suffer the same to be done

c)	No noise from any equipment or appliance including but without prejudice to the generality of the foregoing any radio television tape cassette or record player from or on the Demised Premises shall be audible outside the Demised Premises

d)	Not to deposit or permit or suffer to be deposited in the entrances to the Demised Premises or outside the Demised Premises any goods packages or things whatever nor to to permit or allow to congregate outside or around the Demised Premises any unreasonable number of persons

e)	That no electrical device shall be used without an effective suppressor fitted thereto or which is not properly earthed

f) That no live animal shall be kept in the Demised Premises

g)	Not to allow trade empties or any rubbish to accumulate upon the Demised Premises but to clean and thoroughly to cleanse the same as often as need be

h)	Not to store or permit to be stored in Demised Premises or any part thereof any petrol or other specially inflammable explosive or cumbustible substance except in accordance with the appropriate statutory regulations and any conditions imposed by the insurers

i)	Not to erect or install or permit to be erected or installed in the Demised Premises or any part thereof any engine motor or machinery of any description (other than normal office machinery and any computer used by the Lessee) and not to keep or permit or suffer to be kept or allow in or on the demised premises or any part thereof any material or thing whatsoever of a dangerous combustible or offensive nature or the keeping or allowing of which may at law constitute a nuisance or require the licence or consent and also the prior written consent of the Lessor being obtained (such consent not to be unreasonably withheld)

18) Not to hold auctions

Not to or permit or suffer to be held upon the Demised Premises any sale by auction or public meeting

19) Not to commit nuisance

Not to do or permit or suffer to be done upon the Demised Premises any act or thing which shall be or become a nuisance damage danger annoyance or inconvenience to the Lessor or any of the Lessor’s tenants or any of the occupiers of other portions of the Building or of any of the adjoining or neighbouring premises or the neighbourhood and not to cause or permit or suffer to be caused any obstruction of the entrances staircases passages landings lifts landscaped and open areas forecourts pathways and approach roads and car parks of the Building and not to do to or permit any thing whereby the reasonable use thereof may be impeded or hindered and not to park or permit or suffer to be parked or load or unload or permit or suffer to be loaded or unloaded goods or materials on to or from vehicles other than in those parts of the Building (if any) so designated for that purpose by the lessor from time to time

20) Not to use for illegal purposes

Not to use or permit or suffer the Demised Premises or any part thereof to be used for any illegal or immoral purpose or for betting or gaming and not to permit or suffer any betting or gaming to occur upon or any betting or gaming apparatus to be placed in the Demised Premises

21) Not to erect signs

Not without the consent in writing of the Lessor to affix or display or permit or suffer to be affixed or displayed to in or on the Demised Premises any sign hoarding poster placard or advertisement whatsoever which shall be visible from the outside of the Demised Premises except such as in the opinion of the Lessor shall be reasonably necessary in connection with the trade or business carried on upon the Demised Premises Provided that nothing herein contained shall amount to a consent to the affixing to or the display or retention on the Demised Premises without the consent of the Local Planning Authority of any sign hoarding poster placard or advertisement which from time to time shall require the consent of the Local Planning Authority and at the end or sooner determination of the term hereby granted to remove all such signs hoardings posters placards and advertisements making good all damage thereby caused

22) Not to erect aerials

Not to suffer or permit any external radio or television aerial to be erected on or affixed to the Demised Premises

23) Not to place heavy objects

Not to fix or place upon or permit or suffer to be fixed to or placed upon the Demised Premises or its floors or suspended from its ceilings any machinery article or substance which in the opinion of the Lessor may damage the structure of the Building or the Demised Premises or any adjoining or neighbouring buildings and not to overload the existing wires or cables to the Building

24) Not to assign etc.

a)	Not to assign charge or transfer part only of the Demised Premises and not to part with the possession of or part with or share the occupation of or permit the occupation by a licensee of the whole or any part of the Demised Premises (the same being absolutely prohibited)

b)	Not to assign transfer or underlet the whole or underlet part of the Demised Premises any such underletting of part to be an underletting of not less than a whole floor or floors of the Demised Premises without the previous consent in writing of the Lessor such consent not to be unreasonably withheld

c)	To procure that any intended assignee or underlessee shall enter into a deed with the Lessor in order to covenant directly with the Lessor to perform and observe the covenants and conditions herein contained (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso (with the exception in the case of an underletting of the covenant to pay rent)

d)	Notwithstanding anything herein contained the Lessee shall not create or permit the creation of any interest derived out of the term hereby granted howsoever remote or inferior at a fine or premium or at a rent which at the time of the creation of such interest shall be less then the rent then payable hereunder or the open market rent of the Demised Premises or the open market if for a floor or floors of the Demised premises in the case of an underletting of part whichever shall be the greater and shall not create or permit the creation of any such derivative interest as aforesaid save by instrument in writing containing such absolute prohibition as aforesaid on the part of the underlessee and those that may derive title under such underlessee

e)	If the intended assignee or underlessee shall be a private limited liability company then upon the Lessor’s reasonable demand in that behalf its directors or some other person or company acceptable to the Lessor shall enter into a deed with the Lessor in order to covenant directly with the Lessor as sureties that such company will (in the case of an assignment) pay the said rents hereby reserved and (in the case of an assignment or an underletting) perform and observe the said covenants and conditions herein contained and to indemnify and save harmless the Lessor against all loss damages costs and expenses arising by reason of any default by the company and such covenant shall further provide in the usual form that any neglect or forbearance of the Lessor shall not release or exonerate the sureties and shall further provide (in the case of any assignment) for the sureties to accept a new lease of the Demised Premises upon disclaimer of this Lease by the company or on its behalf if so required by the Lessor within three months of such disclaimer such new lease to be for the residue then unexpired portion of the term hereby granted and at the rents payable and subject to the same lessee’s covenants and to the same provisos and conditions as those in force immediately before such disclaimer and to be granted at the cost of the sureties in exchange for a counterpart duly executed by the sureties and shall further provide that if the Lessor shall not require the sureties to accept a new lease of the Demised Premises as aforesaid the sureties shall nevertheless upon demand pay to the Lessor a sum equal to the rent that would have been payable under this Lease but for the disclaimer in respect of the period from the date of the said disclaimer until the expiration of three months from the date of the said disclaimer or until the Demised Premises shall have been re-let by the Lessor whichever shall first occur

f)	Not to underlet the Demised Premises or any part of the Demised Premises consisting of less than whole floor or floors of the Demised Premises other than upon terms that require a review of the rent hereby reserved to open market rent in accordance with the provisions and at the dates for review of the rent hereby reserved Provided that nothing in this paragraph f) contained shall prohibit and underletting of the Demised Premises or such part as aforesaid upon terms that require review of the rent thereby reserved at dates additional to the dates for review of the rent hereby reserved

g)	At all times and from time to time to enforce compliance with the covenants and conditions of all underleases whether mediate or immediate of the Demised Premises and in parrticular secure by all proper means the punctual payment of the rents and other sums due thereunder

h)	Nothing continued in the clause shall prevent the Lessee (herein meaning G N Elmi Limited) from sharing occupation of the whole or any part or parts of the Demised Premises with any company (herein called a “Group Company”) which is for the time being a member of the same group as the Lessee (within the meaning of Section 42 of the Landlord and Tenant Act 1954) subject to the following conditions:-

i)	Notice shall first be given to the Lessor of the intended occupation of the Group Company

ii)	No relationship of Landlord and Tenant shall be created or be deemed to exist between the Lessee and the Group Company

iii)	The Group Company shall not be given exclusive occupation of the whole or any part of the Demised Premises

iv)	The right of the Group to occupy the Demised Premises or any part thereof by virtue of this sub-paragraph shall determine upon either the Lessee or such company ceasing to be members of the same group and notice shall immediately be give to the Lessor upon such cessation

25) To register assignments

Within one month of every assignment transfer undrlease or charge of the of the Demised Premises or any devolution of the interest of the Lessee therein to give notice thereof in writing with particulars thereof to the Lessor and produce a Certified copy of such assignment transfer underlease or charge or in the case of a devolution the Probate of the Will or the Letters of Administration or other document evidencing or under which such devolution arises and to pay to the Lessor a registration fee of Twenty-five pounds in respect of each such assignment transfer underlease charge or devolution

26) Not to obstruct windows or allow acquisition of rights

a)	Not to stop up darken or obstruct any windows or light belonging to the Demised Premises nor knowingly permit or suffer any new windows light opening doorway path passage drain or other encroachment to be made or permit or suffer any easement to be made or acquired into against or upon the Demised Premises and where any such window light opening doorway path passage drain or other encroachment or easement shall be made or attempted to be made or acquired to give immediate notice thereof to the Lessor and at the request of the Lessor but at the cost of the Lessee the Lessee will adopt such course as may be reasonably required or deemed proper for the preventing any such encroachment or the acquisition of any such easement

b)	Not at any time during the term to bring any action or make any claim or demand on account of any injury to or diminution of light or air to the Demised Premises or any windows or apertures thereof in consequence of the erection of any building or the alteration of any building on any land adjacent neighbouring or opposite to the Demised Premises for which the Lessor shall have given its consent or for which the Lessor may give its consent pursuant to any power reserved by these presents

c)	Not to give to any third party any acknowledgement that the Lessee enjoys the access of light to any of the windows or openings in the Demised Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the same forthwith to the Lessor and to permit the Lessor to bring such proceedings as it may reasonably think fit in the name of the Lessee and at the cost of the Lessor against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the Demised Premises

27) Not to vitiate insurance

Not to carry on or permit or suffer to be carried on upon the Demised Premises any trade or occupation in such a manner as may or do or permit or suffer anything which may make void or avoidable any policy for the insurance of the Building or the Demised premises or other portions of the Building and not without the prior written consent of the Lessor to carry on or permit or suffer to be carried on upon the Demised Premises any trade or occupation in such a manner as may or do or permit or suffer anything which may render any increased or extra premium payable for such insurance and in the event of such consent being given to repay on demand to the Lessor any increased premium payable by the Lessor in respect of such insurance and in the event of the Demised Premises being destroyed or damaged by any risk against which the Lessor shall have insured to give notice thereof to the Lessor as soon as such destruction or damage shall come to the notice of the Lessee and not itself to effect or permit or suffer to be effected by any other person any insurance relating to the Demised Premises against any of the risks in respect of which the Lessor has insured except that provided for in sub-clause 29) below and to comply with all requirements of the Lessor’s insurers and of the fire authorities as to fire precautions relating to the Demised Premises (and in this clause the expression “requirements of the Lessor’s insurers” shall mean any requirement of such insurers which (if not complied with) will result in the insurers refusing to insure the Building or the Demised Premises

28) To pay reinstatement cost

In the event of the Building or any part thereof being destroyed or damaged by any of the perils in respect of which the Lessor shall have effected insurance at any time during the term hereby granted and the insurance money under any insurance against the same effected thereon by the Lessor being wholly or partly irrecoverable by reason or in consequence solely or in part of any act default or omission of the Lessee its lessees and licensees and their respective servants and agents then and in every such case to pay on demand to the Lessor the whole or the appropriate proportion of the cost of completely rebuilding or reinstating the Building or the parts so destroyed or damaged together with all professional fees and expenses

29) To insure plate glass

To insure all plate glass against all risks in an insurance company from time to time to be approved in writing by the Lessor and to replace or renew the same as soon as practicable whenever the same shall be damaged or destroyed

30) To indemnify the Lessor

a)	To indemnify and keep indemnified the Lessor from and against liability in respect of all loss damage actions proceedings claims demands costs damages and expenses of whatsoever nature in respect of any injury to or the death of any person or damage to any property movable or immovable or in respect of the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising in any way directly or indirectly out of:

i)	the repair state of repair or condition of the Demised Premises so far as the same are the responsibility of the Lessee

ii)	the act omission or default of the Lessee its underlessees or their respective agents servants invitees or licensees

iii)	the construction or existence of any extensions of or alterations to the Demised Premises

iv) the user of the Demised Premises

v)	anything now or hereafter attached to or on the Demised Premises

vi)	the use of cars or any other vehicles in the Building by the Lessee its Lessees and licensees and their respective servants and agents

vii)	the omission of the Lessee to give written notice to the Lessor of any defects or items requiring repair of which the Lessee is aware or ought reasonably to be aware and

viii)	any breach by the Lessee or any underleesee of the Lessee of any covenant on the part of the Lessee or any condition herein contained

b)	To pay and make good to the Lessor all and every loss and damage whatsoever incurred or sustained by the Lessor as a consequence of every breach or non-observance of the Lessee’s covenants herein contained ad to indemnify the Lessor from and against all actions claims liabilities costs and expenses thereby arising

31) To yield up

To yield up unto the Lessor at the expiration or sooner determination of the said term in accordance with the Lessee’s covenants herein contained the Demised Premises and all fixtures of every kind in or upon the Demised Premises or which during the said term may be affixed or fastened to or upon the same except tenant’s or trade fixtures having made good all damage occasioned by the removal of tenant’s or trade fixtures

32) To permit notices of sale and re-letting

To permit the Lessor during the six calendar months immediately preceding the expiration or sooner determination of the said term to affix and retain without interference upon any part of the Demised Premises a notice for re-letting the same and to permit the Lessor at any time during the said term to affix and retain a notice for selling the Demised Premises or the building and to permit all persons with written authority from the Lessor or the Lessor’s agent at reasonable times of the day to view the Demised Premises

33) To observe regulations

To observe and conform to all reasonable regulations and restrictions made by the Lessor for the proper management of the Building and the curtilage thereof including car parks

34)	To observe and perform the covenants and stipulations contained in the Third Schedule of a transfer dated 17th day of March 1987 made between Central Electricity Generating Board (1) and the Lessor (2) in so far as such matters affect the Demised Premises